Exhibit 99.2

DISTRIBUTORSHIP AGREEMENT

This Distribution Agreement (the "Agreement") is made this         day of April, 2013 (the "Effective Date") by and between BioNeutral Group, Inc., a Nevada corporation (the "Supplier"), whose registered office is at 55 Madison Avenue, Suite 400, Morristown, New Jersey 07960, and White Charger Limited, a New Zealand limited company (the "Distributor"), whose registered office is at Level 2, 63 Fort Street, Auckland, 1010, New Zealand.

WHEREAS, the Supplier has developed the "BioNeutral Products" (as set forth on Annex I);

WHEREAS, the Distributor desires to distribute the BioNeutral Products in the Territory (as set forth in Annex I).

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and intending to be legally bound, the parties hereto agree as follows:

Article 1
Territory and Products

1.1
The Supplier grants and the Distributor accepts the exclusive right to market and sell the Branded Products and the Unbranded Products (as set forth onAnnex I) in the Territory. The Branded Products and the Unbranded Products shall be collectively referred to herein as the "Products."

Article 2
Distributor's Functions

2.1.	The Distributor sells in its own name and for its own account, the Productssupplied by the Supplier.

2.2.	The Distributor agrees to use commercially reasonable efforts to promote the saleof the Products in the Territory.

2.3.	The Distributor is not entitled to act in the name or on behalf of the Supplier,unless previously and specifically authorized to do so by the Supplier.

2.4.
The Distributor may not alter the Products without the Supplier's prior writtenconsent. The instructions for use provided by the Supplier to the Distributor shall be included in all Product packaging. Notwithstanding the foregoing, the Distributor shall review the instructions for use to ensure that they comply with all laws and regulations which are applicable in the Territory and amend them to the extent necessary to comply with said laws and regulations. In addition, the Distributor may not alter the packaging (other than packaging of Products purchased in bulk) or any inserts (other than the instructions for use, which were addressed above) of any Branded Products without the Supplier's prior written consent, which Supplier may not unreasonably withhold. Any amendments or alterations made pursuant to this Section 2.4 shall be done at the Distributor's sole cost, expense and risk.

Article 3
Undertaking Not To Compete

3.1.
Without the prior written authorization of the Supplier, the Distributor shall not,directly or indirectly, represent, manufacture, market or sell in the Territory any products which are in competition with the Products, for the entire term of this Agreement. This Article 3.1 shall survive the termination of this Agreement for a period of one (1) year.

3.2.	The Distributor vis entitled to represent, manufacture, market or sell any products which are not competitive with the Products.

Article 4
[Intentionally deleted.]

Article 5
Advertising and Samples

5.1.
The parties shall discuss in advance the advertising programs for Branded Products each year. All advertising pertaining to Branded Products shall be in accordance with the Supplier's brand and marketing policies and subject to the Supplier's approval, which may not be unreasonably withheld. The costs and expenses of advertising the Products in the Territory shall be borne by the Distributor.

5.2.
The Supplier shall supply to the Distributor each year, at Cost (as such term is defined in Article 6.4), (a) the quantity of Product set forth on Annex II, which Product shall be used by the Distributor to market the Product in the Territory, and (b) a reasonable quantity of Product for the Distributor to supply to its customers for testing. In addition, the Supplier shall provide to the Distributor such quantity of Product, without charge, reasonably necessary for the Distributor to obtain regulatory approvals in the Territory.

Article 6
Conditions of Supply and Prices

6.1.
By the 15th day prior to the commencement of each calendar quarter, the Distributor shall provide the Supplier with a six (6) month rolling forecast of Product demand (the "Rolling Forecast"). The forecast for the first month of each six (6) month period shall be binding upon the Distributor. The forecasts for the remaining months shall not be binding, but the Distributor shall use its best judgment and reasonable efforts in preparing the Rolling Forecast. The Supplier shall supply all Products ordered, provided that (a) Distributor is not delinquent in payment of any amounts due to the Supplier, and (b) the amount actually ordered does not exceed the amount forecasted for the first, second or third months, provided however, that the Supplier will use commercially reasonable efforts to supply all quantity of Products ordered. For illustrative purposes only, if the Distributor's March 15 Rolling Forecast projected demand in May to be 1,000 units, but the April 15 Rolling Forecast projected demand in May to be 5,000 units, then the Supplier shall only be required to supply 1,000 units in May. The Distributor may order the Product in bulk containers. The Supplier shall notify the Distributor within ten (10) days if it is unable to fulfill an order on time.

6.2.	The Supplier agrees to make its best efforts to fulfill the orders it has accepted.

6.3.
Sales of the Products to the Distributor shall be FOB Shipping Point, and the Distributor shall remit thirty percent (30%) of the purchase price along with any order. The remaining balance shall be paid when the Distributor picks up the ordered Products. Orders shall be fulfilled and made available for pick-up by Distributor within thirty (30) days after the order has been accepted and Distributor shall pick-up the ordered Products within thirty (30) days after receiving notice from the Supplier providing a date and location for pick-up. The Distributor shall confirm the quantity of Product prior to accepting delivery. The Distributor shall make all arrangements to ship the Products to their ultimate destination(s), and incur all costs and expenses to ship the Products to their ultimate destination(s), including without limitation, shipping and export-related costs and duties. All payments shall be made either in advance, against a letter of credit issued in favor of the Supplier at a reputable bank or via funds placed in an escrow account for the benefit of the Supplier. The Distributor shall have thirty (30) days after the Products have cleared customs to inspect the Products for any damage and provide written notice of the damage to the Supplier, provided however, that the Supplier shall not be responsible for any damage caused by the improper handling or storage of the Product after it is picked up. The Supplier shall promptly issue a credit or refund to the Distributor, at the Distributor's sole discretion.

6.4.
The prices payable by the Distributor for the Product (the "Purchase Price") shall be equal to the Supplier's direct manufacturing costs (labor and materials) as invoiced, plus shipping costs and all taxes and duties incurred by the Supplier ("Cost") in connection with the production of the Products, plus thirty percent (30%). The definition of "Cost" shall specifically exclude all overhead charges of the Supplier and its affiliates, including without limitation, the allocation of any portion of the salaries of the Supplier's executives and employees. Upon request, the Supplier shall provide the Distributor with documentation reasonably necessary for the Distributor to verify the Supplier's computation of Cost. The Distributor shall have the right, at its sole cost and expense, to audit the Supplier's books and records once per calendar year, but only to the extent reasonably necessary to verify the computation of Cost. The Supplier shall use commercially reasonable efforts to ensure that production costs are competitive.

6.5.	The Distributor agrees to comply, with the utmost care, with the terms of payment agreed upon between the parties.

6.6.
 Unless this Agreement is terminated by the Supplier under Section 19.1, upon the termination of this Agreement, the Distributor shall receive a fifteen percent (15%) sales commission for three (3) years after termination equal to the "gross sales" made to customers who made their first purchases through the Distributor. "Gross sales" shall mean sales before any discounts and allowances, less returns.

6.7
If the Distributor orders more than Five Million United States Dollars (USD$5,000,000) worth of Product, valued at the Purchase Price, in any consecutive twenty four (24) month period, then the Distributor may request the Supplier to manufacture the Product locally. If the Supplier does not have the Product manufactured locally upon the Distributor's request, then the Distributor and the Supplier will evenly share shipping and warehousing costs and importation duties. The time periods in this Section 6.7 shall be tolled for any period of time during which the Supplier is unable to provide the Products.

Article 7
Initial Orders - Guaranteed Minimum —Forecasts

7.1.
The Distributor shall purchase Five Hundred Thousand United States Dollars (USD$500,000) of Product, valued at the Purchase Price, during the first twenty four (24) months of this Agreement, provided that at least One Hundred Seventy Five Thousand United States Dollars (USD$175,000) of which shall be purchased during the first twelve (12) months. Notwithstanding the foregoing, the time periods set forth above shall be extended month to month until the Distributor has obtained the requisite regulatory approvals (if any are needed) to sell the Product in Australia.

Article 8
Sub-distributors or agents

8.1.	The Distributor may appoint sub-distributors or agents for the sale of the Products in the Territory without the Supplier's prior written consent. .

Article 9
Supplier to be Kept Informed

9.1.
The Distributor shall exercise due diligence to keep the Supplier informed about the Distributor's activities, market conditions and the state of competition within the Territory. The Distributor shall answer any reasonable request for information made by the Supplier. The Supplier shall exercise due diligence to keep the Distributor informed about product development and marketing developments, to the extent that it is keeping other distributors informed.

9.2.
The Distributor shall exercise due diligence to keep the Supplier informed about: (i) the laws and regulations which are applicable in the Territory and relate to the Products (e.g. import regulations, labeling, technical specifications, safety requirements, etc.), and (ii) as far as they are relevant for the Supplier, the laws and regulations concerning the Distributor's activity.

Article 10
Resale prices

10.1.	The Distributor is free to fix the resale prices of the Products.

Article 11
Sales Outside the Territory

11.1.	The Distributor agrees not to actively promote sales (e.g. through advertising, establishing branches or distribution depots) anywhere other than in the Territory.

11.2.
The Distributor shall include in each of its agreements with its customers a provision prohibiting the customer from actively promoting sales outside the Territory (a "Customer Agreement"), as well as a provision permitting the Distributor to immediately cease the shipment of Products in the event of a breach of said prohibition. The Distributor agrees that it shall also cease the shipment of Product to customers reasonably identified by the Supplier as promoting sales outside the Territory. Provided that the Distributor dutifully enforces its rights under any Customer Agreement (including without limitation, ceasing to ship Product to a customer in violation of this Section 11.2), the Distributor shall not be liable to the Supplier for the customer's breach thereunder.

Article 12
Supplier's Trademarks and Symbols

12.1.
The Distributor may use the Supplier's trademarks, trade names or any other symbols. However, the Distributor may do so only for the purpose of identifying and advertising the Branded Products within the scope of this Agreement and in the Supplier's interest. The Supplier shall be responsible, at its sole cost and expense, to make any trademark or patent filings that it deems to be reasonably necessary in any Territory in which the Distributor is seeking regulatory approval to market and sell the Products.

12.2.
The Distributor agrees neither to register, nor to have registered, any trademarks, trade names or symbols of the Supplier (or which are confusingly similar to the Supplier's), in the Territory or elsewhere.

12.3.
The Distributor's right to use the Supplier's trademarks, trade names or symbols, as provided for under Article 12.1a above, shall cease immediately upon the expiration or termination, for any reason, of the Agreement. This does not preclude the Distributor's right to sell the Branded Products in stock at the date of expiration of the Agreement which bear the Supplier's trademarks.

12.4.
The Distributor shall notify the Supplier of any infringement in the Territory of the Supplier's trademarks, trade names or symbols, or other industrial property rights,that comes to the Distributor's attention.

12.5.
The Distributor is free to promote the Products through the internet, but cannot use the Supplier's trademarks, trade names or any other symbols without the Supplier's prior written consent, which shall not be unreasonably withheld. Upon termination of this Agreement, the Distributor shall transfer, at cost, to the Supplier the rights to any and all websites and domain names containing the words BioNeutral or any Branded Product names.

12.6	Notwithstanding anything in this Agreement to the contrary, the Supplier is not conveying or licensing any of its know-how or trade secrets to the Distributor.

Article 13
Confidential Information

13.1.
Each party shall keep confidential any and all Confidential Information (as defined in Article 13.2) that it may acquire in relation to the other party or any of their affiliates (including without limitation, BioNeutral Laboratories Corporation USA) that is marked as "Confidential" at the time of its delivery. Notwithstanding anything to the contrary in this Agreement, the following shall be deemed to be Confidential Information marked as "Confidential", whether or not the Confidential Information has actually ever been marked as such: any formulas, any financial information provided under Article 6, the Supplier's manufacturing techniques and know-how, and the Distributor's customer list. No party will use the other party's Confidential Information for any purpose other than to perform its obligations under this Agreement. No party may disclose the Confidential Information of the other without written consent which may be withheld for any or no reason. Each party shall ensure that its customers, affiliates, officers, agents, servants, principles and employees comply with these requirements. The obligations of the parties shall not apply to any Confidential Information that (a) is reasonably demonstrated to be in the public domain (other than as a result of a breach of this Agreement, or (b) a party is required to disclose by order of a court of competent jurisdiction but only then to the extent of such required disclosure. The provisions of this Article 13.1 shall survive the termination of this Agreement for a period of three (3) years after the termination of this Agreement.

Any and all Confidential Information shall be returned to each party at the termination, for any reason, of this Agreement and no party shall retain any copies or summaries of any such Confidential Information and each party shall delete all Confidential Information which may reside on its computers, servers, networks, back-up tapes and discs, and similar electronic storage medium.

Each party shall refuse to accede to any demand by a third party for access to, or disclosure of, any Confidential Information without the express written consent of an authorized representative of the other party. In the event a party receives a subpoena, order or equivalent legal process for the disclosure of, or access to, Confidential Information, it shall immediately provide an exact and complete copy of same to the other party by facsimile, overnight delivery or hand delivery and provide immediate telephone notice to the other party.

13.2.
"Confidential Information" means all information in respect of the business of the parties or any of their affiliates (including without limitation, BioNeutral Laboratories Corporation USA) including, without limitation, intellectual property rights and applications for same (such as trademarks, marks, trade dress, registrations, patents, copyrights, designs, logos and trade names),any ideas; business methods; finances; business, financial, marketing, development or manpower plans; customer lists or details; products, including but not limited to know-how or other matters connected with the products manufactured, marketed, provided or obtained by the parties, and information concerning the Supplier's or the Distributor's relationships with actual or potential clients, customers or suppliers and the need and requirements of the parties and of such persons and any other information which, if disclosed, will be liable to cause harm to the party whose information has been disclosed.

Article 14
Customer Service

14.1.	The Distributor agrees to provide after sales service (customer service) according to the terms and conditions set out in Annex III.

14.2
The Distributor shall store the Products in a commercially reasonable manner, which shall include, without limitation, storing the Products in a secure location to protect against theft, tampering, or damage of any kind.

Article 15
Sole Distributorship

15.1.
The Supplier shall not, during the life of this Agreement, grant any other person or undertaking (including a subsidiary of the Supplier) within the Territory the right, to represent or market the Branded Products. The Supplier shall furthermore refrain from selling or shipping Branded Products to customers established in the Territory, except pursuant to the conditions set out under Article 15 hereafter.

15.2.
The Supplier shall not sell the Products to customers outside the Territory, when the Supplier knows that such customers intend to resell the Branded Products within the Territory. The Supplier will also impose on its other distributors, to the extent permitted by law, an obligation prohibiting them from reselling the Branded Products within the Territory.

Article 16
Regulatory Approvals and Compliance with Laws

16.1.
The Supplier shall obtain all regulatory approvals in order for the Distributor to be able to market and sell the Products in the Territories. The Supplier shall submit any and all applications with respect to Australia as soon as possible after the execution of this Agreement by both parties. Any and all application with respect to other countries in the Territory shall be submitted upon receipt of a written request from the Distributor. Except as otherwise provided herein, the Distributor shall provide all information and take all action reasonably required by the Supplier to obtain the regulatory approvals in the Territories, including, without limitation, providing any required signatures. If a regulator agency in any Territory requires information that was not provided to the regulatory agencies in the United States ("Sensitive Information") and the regulatory agency refuses to hold such Sensitive Information on a strictly confidential basis, then the Supplier may, in its sole discretion, refuse to supply the Sensitive Information, in which case the country shall be deleted from Annex I and shall not be included in the definition of Territory. The Distributor shall reimburse all of the Supplier's out of pocket costs and expenses incurred by it in connection with efforts taken in order to obtain any regulatory approval, including without limitation the cost of any consultants retained by the Supplier. The Supplier and Distributor shall mutually agree upon the selection of said consultants. The Distributor shall reimburse the Supplier within thirty (30) days after receiving documentation reflecting the services rendered and the costs incurred in connection therewith.

16.2.
The Distributor may terminate this Agreement under Section 19.1 of this Agreement if the Distributor does not obtain the regulatory approvals in Australia within nine (9) months after the Effective Date. The nine (9) month time period described above shall be extended by an additional three (3) months if the Supplier is using commercially reasonable and timely efforts to obtain said regulatory approvals. Any breach under this Section 16.2 shall be deemed to be an exceptional circumstance.

16.3.
If the Distributor does not request the Supplier to obtain the regulatory approvals in New Zealand, Indonesia, Malaysia, Philippines, Singapore, Thailand, Cambodia, and Vietnam within eighteen (18) months of the Effective Date, then those countries (and only those countries) where regulatory approval has not been requested shall be deleted fromAnnex I and shall not be included in the definition of Territory. The failure to request any of the regulatory approvals described in this Section 16.3 shall not constitute a breach of this Agreement. Any request to obtain regulatory approvals shall be null and void if the Distributor is in breach of this Agreement.

16.4.
If the Distributor does not request the Supplier to obtain the regulatory approvals in Brunei, Burma, Laos, Fiji, Samoa, Tonga, Cook Islands, Tahiti, New Caledonia, Kiribati, Marshall Islands, Micronesia, Nauru, Nuie, Palau, Papua New Guinea, Solomon Islands, Tuvalu, Pitcairn, Henderson, Mauritius and Oeno within twenty-four (24) months of the Effective Date, then those countries (and only those countries) where regulatory approval has not been requested shall be deleted fromAnnex I and shall not be included in the definition of Territory. The failure to request any of the regulatory approvals described in this Section 16.4 shall not constitute a breach of this Agreement.

16.5.
Distributor, at all times, shall operate its business in compliance with all applicable laws, rules and regulations in the Territory. The Distributor shall also be responsible for ensuring that the Products (including their packaging and any inserts) and any marketing/advertising materials fully comply with all laws, rules and regulations in the territory. The Distributor shall promptly notify the Supplier in writing of any issue regarding the Products' compliance with the laws, rules and regulation in the Territory.

16.6.
The Distributor shall be responsible for obtaining any necessary import licenses, or other requisite documents, and paying all applicable customs, duties and taxes in respect of the importation of the Products into the territory and their resale in the territory.

Article 17
Distributor to be Kept Informed

17.1.
The Supplier shall provide the Distributor free of charge with all documentation relating to the Products (brochures, etc) reasonably needed by the Distributor for carrying out its obligations under the Agreement, provided however, that the Supplier shall not be required to provide any documentation beyond that supplied to its distributors located in the United States. The Distributor shall return to the Supplier, at the end of this Agreement, all documents that have been made available to it by the Supplier and that remain in its possession.

17.2.
The Supplier shall provide the Distributor with all other information reasonably needed by the Distributor for carrying out its obligations under the Agreement including without limitation any information regarding a material decrease in its supply capacity, provided however, that the Supplier shall not be required to provide any information beyond that supplied to its distributors located in the United States.

17.3.	The Supplier shall forward to Distributor inquiries from potential customers located within the Territory.

Article 18
Term of the Agreement

18.1.
Unless terminated under Article 19 (Early Termination), this Agreement shall commence on the date it is signed by all parties and shall expire on the date falling five (5) years from the date all regulatory approvals in order for the Distributor to be able to market and sell the Products in Australia are obtained in accordance with clause 16.1 of this Agreement ("Initial Term"). If the Distributor purchases at least Three Million United States Dollars (USD$3,000,000) worth of Product (the "First Target"), valued at the Purchase Price, during the Initial Term, then the term of this Agreement shall automatically be extended an additional five (5) years (the"First Renewal Term"), unless the Distributor provides prior written notice (the "Termination Notice") to the Supplier at least ninety (90) days prior to the end of the Initial Term. If the Distributor did not provide the termination Notice and First Target was not satisfied by the end of the Initial Term, then this Agreement shall automatically terminate on the ninetieth (90th) day after the termination of the Initial Term. If the Distributor purchases at least Five Million Eight Hundred Thousand United States Dollars (USD $5,800,000) worth of Product ("Second Target"), valued at the Purchase Price, during the First Renewal Term, then the term of this Agreement shall automatically be extended an additional five (5) years, unless the Distributor provides a Termination Notice to the Supplier at least ninety (90) days prior to the end of the First Renewal Term. If the Distributor did not provide the Termination Notice and the Second Target was not satisfied by the end of the First Renewal Term, then this Agreement shall automatically terminate on the ninetieth (90th) day after the termination of the First Renewal Term. The First Target and the Second Target shall be prorated to reflect any delays incurred by the Distributor (except for delays due to the Distributor's negligence) in obtaining regulatory approval in Australia. For illustrative purposes only, if the regulatory approvals in Australia are obtained on the first day of the second year, then the First Target shall be reduced by twenty percent (20%).

Article 19
Early Termination

19.1.
Each party may terminate this Agreement with immediate effect, by notice given in writing by means of communication ensuring evidence and date of receipt (e.g. registered mail with return receipt, special courier), in case of a breach by the other party of the obligations arising out of the Agreement and said breach remains uncured for a period of thirty (30) days after receipt of the notice described above. Notwithstanding the foregoing, the Agreement may be terminated with immediate effect in the event of an exceptional circumstance.

19.2.
The parties agree that the following situations shall beinter alia considered as exceptional circumstances which justify the earlier termination by the other party: bankruptcy, moratorium, receivership, liquidation or any kind of arrangement between debtor and creditors, the entry of a judgment against the Distributor in excess of Five Hundred Thousand United States Dollars (USD$500,000); the imposition of any penalty or fine (other than a tax-related penalty or fine) against the Distributor in excess of One Hundred Thousand United States Dollars (USD$100,000), the Distributor's breach of any of its obligations under that certain Settlement Agreement, Global Release and Cancelation of preferred Stock Purchase agreement, Preferred Stock Drawdown Agreement, Agreement to Assign and Settle Debt, Agreement to Assign and Settle Notes and Agreement to License Invention dated on even date hereof (the "Settlement Agreement"); the Supplier's failure to obtain the regulatory approvals described in Section 16.2; or any other circumstances which are likely to affect substantially that party's ability to carry out its obligations under this Agreement.

Article 20
Insurance and Indemnity

20.1.
During the term of this Agreement, Distributor shall maintain a commercial general liability insurance policy issued by a reputable insurance company, naming the Supplier as an additional insured, for limits not less than [$1,000,000] per occurrence and [$2,000,000] in the aggregate. The Distributor shall maintain the insurance policy after the termination of the Agreement (or purchase tail coverage) until all limitations periods have expired.

20.2
During the term of this Agreement, Supplier shall maintain a commercial general liability insurance policy issued by a reputable insurance company, naming the Distributor as an additional insured, for limits not less than [$1,000,000] per occurrence and [$2,000,000] in the aggregate. The Supplier shall maintain the insurance policy after the termination of the Agreement (or purchase tail coverage) until all limitations periods have expired.

20.3.
The Distributor shall indemnify and hold the Supplier and its affiliates, and all officers, directors, employees and agents thereof (hereinafter, the "Supplier Indemnitees") harmless from and against any damages, claims, demands, suits or actions (including any attorney's fees incurred in connection therewith) which may be sustained or suffered by such Supplier Indemnitees based upon, arising out of, relating to or constituting: (a) any breach of any representation or warranty by the Distributor contained in this Agreement, (b) any failure to perform any covenant or agreement of the Distributor contained in this Agreement, (c) third party claims asserted against the Supplier relating to or arising out of the Distributor's conduct of its business, or (d) third party claims that arise out of the Distributor's handling, storage or sale of the Products or the Products' noncompliance with any laws or regulations applicable in any Territory.

20.4.
The Supplier shall indemnify and hold the Distributor and its affiliates, and all officers, directors, employees and agents thereof (hereinafter, the "Distributor Indemnitees") harmless from and against any damages, claims, demands, suits or actions (including any attorney's fees incurred in connection therewith) which may be sustained or suffered by such Distributor Indemnitees based upon, arising out of, relating to or constituting: (a) any breach of any representation or warranty by the Supplier contained in this Agreement, (b) any failure to perform any covenant or agreement of the Supplier contained in this Agreement, (c) third party claims against the Distributor arising out of or related to the Supplier's infringement of the third party's intellectual property rights, unless the Distributor breached an obligation under this Agreement with respect thereto, or (d) third party claims that arise out of the manufacture of the Products.

20.5.
Any Supplier Indemnitees or Distributor Indemnitees (either, the "Indemnified Party") may make claims for indemnification hereunder by giving written notice thereof to the Supplier or the Distributor, as applicable (the "Indemnifying Party") within the period in which indemnification claims can be made hereunder. Ifindemnification is sought for a claim or liability asserted by a third party, the Indemnified Party shall also give written notice thereof to the Indemnifying Party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the Indemnifying Party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within twenty (20) days after receiving such notice the Indemnifying Party shall give written notice to the Indemnified Party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the Indemnifying Party fails to give notice that it disputes an indemnification claim within twenty (20) days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The Indemnifying Party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld) as long as the Indemnifying Party is conducting a good faith and diligent defense. The Indemnified Party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel. If no such notice of intent to dispute and defend a third party claim or liability is given by the Indemnifying Party, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnifying Party, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to undertake the defense of such claim or liability (with counsel selected by the Indemnified Party), and to compromise or settle it, exercising reasonable commercial judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the Indemnifying Party, then the Indemnified Party shall make available such information and assistance as the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense, at the expense of the Indemnifying Party.

20.6.
Notwithstanding anything in this Agreement to the contrary, the parties shall not have a right to indemnification with respect to any loss of profits, or any consequential, indirect, special or punitive damages. The indemnification provisions set forth on this Article 20 shall be the sole remedy regarding any monetary damages.

Article 21
Return of Documents and Products in Stock

21.1.
Upon expiry of this Agreement the Distributor shall return to the Supplier all promotional material and other documents and samples which have been supplied to it by the Supplier and are in the Distributor's possession.

21.2.
Upon expiry of this Agreement, at the Supplier's option, the Supplier may buy from the Distributor, at the price originally paid by the Distributor, all or a portion of Products the Distributor has in stock, provided that the Supplier shall not be required to purchase any Products that have expired or are not in new condition or are not in their original packaging. If the Supplier exercises its right to buy back the Products from the Distributor under this Article 21.2, it shall pay all shipping costs and also reimburse the Distributor the Distributor's original cost of shipping the Products to the Territory. If the Supplier does not exercise its right to buy the Products from the Distributor under this Article 21.2, then the Distributor may sell the Products in accordance with the Agreement on usual terms. Regardless of whether the Supplier buys the Products from the Distributor or the Distributor continues to sell the Product in accordance with the Agreement on usual terms, any Product that has expired or is not in new condition or in its original packaging, shall be destroyed or disposed of at the Distributor's sole cost and expense in accordance with, any laws or regulations in the respective Territory.

Article 22
Applicable Law

22.1.	The performance, construction and interpretation of this Agreement, and any disputes arising out of or relating to this Agreement shall be governed by the laws of the State of New York.

22.2.
In the event that any party elects to bring an action under this Agreement or for any other dispute arising out of or referring to this Agreement, the parties agree that the sole and exclusive forum for that action will be the state or federal courts situated in New York.

22.3.	Notwithstanding anything in this Agreement to the contrary, either party may, in its sole discretion, seek injunctive relief in any court of competent jurisdiction.

Article 23
Previous Agreements - Modifications - Nullity — Assignment — Notice — Force Majeure

23.1.
This Agreement replaces any other preceding agreement between the parties on the subject. Notwithstanding anything in this Agreement to the contrary, the Settlement Agreement and this Agreement are to be treated as an integrated contract.

23.2.	No addition or modification to this Agreement shall be valid unless made in writing.

23.3.	If any provision or clause of this Agreement is found to be null or unenforceable, the Agreement shall be construed as a whole to effect as closely as practicable the original intent of the parties.

23.4.
This Agreement shall be binding on the parties' successors and assigns, provided however, that the Distributor may not assign any of its rights or obligations under this Agreement to any Restricted Person without the Supplier's prior written consent. The Supplier may assign its rights and obligations under this Agreement without the Distributor's consent. If the Distributor is seeking to assign this Agreement in connection with the sale of substantially all of its assets or in connection with a Stock Sale (as defined herein), then the Supplier shall have the right to purchase the Distributor's assets or stock, as the case may be, on the terms and conditions offered by the third party, provided however, that the closing date of any such transaction shall be on the 6e day after the Supplier received notice setting forth the terms and conditions of the prospective buyer's offer. If the Supplier does not exercise its option hereunder and the contemplated sale is consummated, then the Supplier's option shall automatically terminate. The sale or transfer of more than fifty percent (50%) of the equity interests or voting equity interests to an unrelated third party (a "Stock Sale") shall be deemed to be an assignment. The Distributor acknowledges and agrees that this Agreement shall remain in full force and effect regardless of any change in the ownership of the Supplier, even if such change in ownership results in the sale or transfer of more than fifty percent (50%) of the equity interests or voting equity interests of the Supplier to an unrelated third party.

23.5
Any notice or other information required or authorized by this Agreement to be given by either party to the there may be given by hand or sent via Federal Express or similar guaranteed two (2) day service (subject to hold up only by customs or flight delays) or by facsimile transmission (or comparable means of communication) to the other party at the address or the facsimile numbers referred to below. Any notice or other information sent by facsimile transmission or comparable means of communication shall be deemed to have been duly sent on the date of transmission, provide that acknowledgement is received by return. All notices or other information required or authorized by this Agreement shall be sent as follows:

If to the Supplier:	BioNeutral Laboratories Corporation USA 55 Madison Avenue, Suite 400 Morristown, New Jersey 07960 Attn: Facsimile Number:

With a copy to:	Greenberg, Dauber, Epstein & Tucker One Gateway Center, Suite 600 Newark, New Jersey 07102 Attn: Russell S. Burnside, Esq. Facsimile: 973-643-1218

If to Distributor:	White Charger Limited Level 2, 63 Fort Street Auckland, 1010, New Zealand

With a copy to:	Claymore Partners Limited Level 2, Claymore House, 63 Fort Street, Auckland Attn: James Ryan Facsimile: 09 379 3164

23.6
If either party is affected by Force Majeure it shall promptly notify the other party of the nature and extent thereof. Neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other party; and the time for performance of that obligation shall be extended accordingly. If the Force Majeure in question prevails for a continuous period in excess of six (6) months, either party shall be entitled forthwith by notice in writing to terminate this Agreement. "Force Majeure" means, in relation to either party, any circumstances beyond the reasonable control of that party (including without limitation, any strike, lock-out or other form of industrial action.)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.

BioNeutral Group, Inc.

By:
Name:
Title:

White Charger Limited

By:	/s/ John Sefon
Name:	John Sefon
Title:	Director

Annex I

PRODUCTS AND TERRITORY

1. BioNeutral Products. The term "BioNeutral Products" shall mean those products marketed under the following brand names:

Ygiene
Ogiene

2. Branded Products. The term "Branded Products" refers to BioNeutral Products marketed under the brand names Ygiene and Ogiene or using the name "BioNeutral", or any derivations thereof.

3. Unbranded Products. The term "Unbranded Products" refers to BioNeutral Products that are not marketed under the brand names Ygiene or Ogiene or using the name "BioNeutral", or any derivations thereof.

4. Territory:

Australia, New Zealand, Indonesia, Malaysia, Philippines, Singapore, Thailand, Brunei, Burma, Cambodia, Laos, Vietnam, Fiji, Samoa, Tonga, Cook Islands, Tahiti, New Caledonia, Kiribati, Marshall Islands, Micronesia, Nauru, Nuie, Palau, Papua New Guinea, Solomon Islands, Tuvalu, Pitcairn, Henderson, Mauritius and Oeno.

Annex II

[Intentionally deleted.]

Annex III

CUSTOMER SERVICE

1. The Distributor agrees to provide, at its expense and with its own personnel and technical means, suitable after sales service (customer service), which shall extend to all the Products in respect of which such assistance may be required in the Territory. Such after sales service shall be provided in accordance with the standards indicated by the Supplier.

2. The Supplier shall provide the Distributor, at Distributor's cost and expense, with the training necessary to enable the Distributor's personnel to provide the above services. The Distributor agrees that, at its own expense, its technical and sales personnel will participate in such relevant training and updating of courses as the Supplier may decide to organize.